UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2004

Commission file number 0-16718

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON	91-1366564

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

101 STEWART STREET, SUITE 700
SEATTLE WASHINGTON	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-1351

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [   ]

Item 5. Other Events and Required FD Disclosure
SIGNATURES

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Item 5. Other Events and Required FD Disclosure

Northland Communications Corporation (NCC), as managing general partner of the Partnership, has been working with a nationally recognized brokerage firm to solicit interest from potential buyers for the Partnership’s cable systems. NCC is currently working with interested purchasers to address their due diligence inquiries. While this due diligence period was previously contemplated to occur between November 2003 and January 2004, it is now contemplated that the period will be extended through April 2004, and that thereafter interested purchasers will be requested to submit formal bids sometime during the month of May 2004. Any bids received will then be evaluated to determine whether they merit further consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

	By:	NORTHLAND COMMUNICATIONS CORPORATION (Managing General Partner)

Date: 1-26-04	By:	GARY S. JONES

Gary S. Jones
(President)